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                                                                    EXHIBIT 12.1

NORTEK HOLDINGS, INC.
RATIO OF EARNINGS TO FIXED CHARGES
FOR S-4 FILING


                                                                          ACTUAL
                                            -----------------------------------------------------------------     PRO FORMA
                                              YEAR ENDED DECEMBER 31,         PERIOD FROM        PERIOD FROM     -------------
                                            -----------------------------   JAN. 1, 2003 TO     JAN. 10, 2003     YEAR ENDED
                                            1999    2000    2001    2002     JAN. 9, 2003     TO DEC. 31, 2003   DEC. 31, 2003
                                            -----   -----   -----   -----   ---------------   ----------------   -------------
                                                                         (IN MILLIONS EXCEPT RATIOS)
EARNINGS:
Earnings (loss) from continuing
  operations                                 57.2    60.0    33.8    44.2        (60.9)             62.1             32.0
Provision (benefit) for income taxes         40.6    40.0    28.3    29.8        (21.8)             41.4             25.8

                                            -----   -----   -----   -----        -----             -----            -----
     "Earnings"                              97.8   100.0    62.1    74.0        (82.7)            103.5             57.8
                                            -----   -----   -----   -----        -----             -----            -----

FIXED CHARGES:
  Interest expense including
      amortization of debt expense
      and discount                           47.4    47.6    51.7    52.3          1.0              57.4             98.1
  Interest portion of rental expense          3.0     3.8     4.4     4.7          0.1               4.9              5.0

                                            -----   -----   -----   -----        -----             -----            -----
     "Fixed Charges"                         50.4    51.4    56.1    57.0          1.1              62.3            103.1
                                            -----   -----   -----   -----        -----             -----            -----

Earnings Available for Fixed Charges        148.2   151.4   118.2   131.0        (81.6)(1)         165.8            160.9
                                            -----   -----   -----   -----        -----             -----            -----

Ratio of Earnings to Fixed Charges            2.9x    2.9x    2.1x    2.3x                           2.7x             1.6x




                                                                  ACTUAL                          PRO FORMA          PRO FORMA
                                      -------------------------------------------------------  ---------------   ----------------
                                         PERIOD FROM        PERIOD FROM        PERIOD FROM      NINE MONTHS         PERIOD FROM
                                      JAN. 10, 2003 TO    JAN. 1, 2004 TO     AUGUST 28, 2004       ENDED         JAN. 1, 2004 TO
                                      OCTOBER 3, 2003     AUGUST 27, 2004   TO OCTOBER 2, 2004  OCTOBER 3, 2003   AUGUST 27, 2004
                                      ----------------   ----------------   ------------------  ---------------    ----------------


EARNINGS:
Earnings (loss) from continuing
  operations                                50.5            (111.3)               (0.4)             25.2                35.0
Provision (benefit) for income taxes        36.5             (41.4)               (0.3)             23.3                23.4

                                            ----              ----                ----              ----                ----
    "Earnings"                              87.0            (152.7)               (0.7)             48.5                58.4
                                            ----              ----                ----              ----                ----


FIXED CHARGES:
  Interest expense including
      amortization of debt expense
      and discount                         41.9              56.1                16.2               75.0               61.4
  Interest portion of rental expense        3.7               3.3                 0.4                3.8                3.3

                                           ----              ----                ----               ----               ----
     "Fixed Charges"                       45.6              59.4                16.6               78.8               64.7
                                           ----              ----                ----               ----               ----

Earnings Available for Fixed Charges      132.6             (93.3)(1)            15.9(1)           127.3              123.1
                                           ----              ----                ----               ----               ----

Ratio of Earnings to Fixed Charges          2.9x                                                     1.6x               1.9x



(1) Earnings were insufficient to cover fixed charges by approximately $82.7 million, $152.7 million and $0.7 million for the periods from January 1, 2003 to January 9, 2003, January 1, 2004 to August 27, 2004 and the period from August 27, 2004 to October 2, 2004.